Webb & Company, P.A.
-------------------------------------------------------------------
Certified Public Accountants





                        INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form
SB-2 of our report dated July 14, 2003 relating to the financial statements of Atlantic Security Limited.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



/s/ Webb & Company, P.A.
-------------------------
WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 1, 2004






                1375 Gateway Blvd. * Boynton Beach, FL  33426
                  Telephone (561) 752-1721 * (561) 536-0506
                               www.cpawebb.com